EXHIBIT 10.1

                  FIRST AMENDMENT TO STOCK OPTION AGREEMENT



THIS FIRST AMENDMENT TO STOCK OPTION AGREEMENT between Magellan Health Services, Inc., a Delaware corporation ("Grantor" or "Company") and ___________("Grantee") is entered into as of the 3rd day of January, 2006.

WHEREAS, the Grantee was granted options by the Grantor on January 5, 2004 for so-called "Type A Options" and "Type B Options" as defined in the Stock Option Agreement effective as of January 5, 2004 (the "Agreement"), and

WHEREAS, the Jobs Creation Act of 2005 (the "Act") may impose certain additional taxes in connection with the Type A Options and the Type B Options, and

WHEREAS, the Act and the regulations issues thereunder permit the amendment of the TypeA and Type B options to reduce such additional tax.


NOW THEREFORE, the Grantor and Grantee hereby agree to amend the Agreement as follows:

     1. TERM: To delete Section 1. "Term' in its entirety and to insert in place thereof the following; " Term. Subject to the early termination provisions of Section 2 and the exercise requirements of Section 3, this Option shall expire as follows: (i) Options which vest in 2006 shall expire on December 31, 2006, (ii) Options which vest in 2007 shall expire on December 31, 2007, and (iii) Options which vest in 2008 shall expire on December 31, 2008".

     2. TIMING OF EXERCISE: To delete Section 3. "Date and Timing of Exercise" in its entirety and to insert in place thereof the following: " Exercise of Options. Options which vest in the calendar year 2006 shall be exercisable only during the calendar year 2006, Options which vest in the calendar year 2007 shall be exercisable only during the calendar year 2007, and Options which vest in the calendar year 2008 shall be exercisable only during the calendar year 2008. If Grantee's employment is terminated for any reason other than death or disability, the vested portion of this Option held by Grantee shall be exercisable for the lesser of six months or the end of the calendar year for which such vested Option is exercisable pursuant to this paragraph. In the event of the death or disability of Grantee, the vested portion of this Option shall be exercisable for the lesser of twelve months or the end of the calendar year for which such Option is exercisable pursuant to this paragraph.

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IN WITNESS WHEREOF, this First Amendment to Stock Option Agreement has been executed as of the date first above written by the Grantor and Grantee.



                                                 Magellan Health Services, Inc.


                                                 By:____________________________


                                                 _______________________________
                                                 Grantee